Exhibit 23

PricewaterhouseCoopers LLP 300 Madison Avenue New York NY 10017 Telephone (646) 471-3000 www.pwc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 27, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Transatlantic Holdings, Inc.'s Annual Report on Form 10-K for the year ended
December 31, 2007.

/s/ PricewaterhouseCoopers LLP

New York, New York
July 2, 2008